UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2013

POLYONE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center, 33587 Walker Road, Avon Lake, Ohio		44012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture

On February 28, 2013, PolyOne Corporation (the “Company”), an Ohio corporation, entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the issuance by the Company of $600 million aggregate principal amount of 5.25% Senior Notes due 2023 (the “Notes”). The Notes were sold on February 28, 2013 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear an interest rate of 5.25% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2013. The Notes mature on March 15, 2023. The Notes are unsecured senior obligations of the Company.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s ability to incur additional indebtedness and issue preferred stock, pay dividends on or purchase the Company’s equity interests, make certain investments, incur liens on assets, enter into sale and leaseback transactions, merge or consolidate with another company, transfer or sell all or substantially all of the Company’s assets, and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to the repurchase date.

The Company may redeem all or part of the Notes at a redemption price of 100% of the principal amount thereof, plus a “make-whole” premium, on one or more occasions.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company also entered into a registration rights agreement, dated February 28, 2013 (the “Registration Rights Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated acting as representative to the several initial purchasers of the Notes. Under the Registration Rights Agreement, the Company agreed, among other things, (i) to file with the Securities and Exchange Commission (the “SEC”) a registration statement on an appropriate registration form (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for new notes (the “Exchange Notes”) with terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions and additional interest (as discussed below)) and (ii) to use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Notes. The Company agreed to keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed or sent to Note holders and to consummate the Exchange Offer in no less than 270 days after February 28, 2013. Under certain circumstances, the Company has agreed to file a shelf registration statement with the SEC with respect to the resale of the Notes. If the Company does not comply with these obligations, subject to limitations set forth in the Registration Rights Agreement, the Company will be required to pay additional interest in an amount equal to 0.25% per annum of the principal amount of the Notes, for the first 90 days following default. Thereafter, the amount of special interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default is cured, up to a maximum amount of 1.00% per annum.

An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated served as the administrative agent under the Term Loan Agreement (as defined below) and an affiliate of Wells Fargo Securities, LLC, an initial purchaser, is the administrative agent and certain of the initial purchasers or their affiliates are lenders under the ABL Credit Agreement (as defined below). In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated and initial purchasers KeyBanc Capital Markets Inc. and Moelis & Company LLC and/or their affiliates have acted as advisors to the Company in connection with its acquisition of Spartech Corporation.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Credit Agreement

On March 1, 2013, the Company, PolyOne Canada Inc. (“PolyOne Canada”) and certain other subsidiaries of the Company entered into an Amended and Restated Credit Agreement (the “ABL Credit Agreement”) with Wells Fargo Capital Finance, LLC, as administrative agent (in such capacity, “Administrative Agent”), Bank of America, N.A. and U.S. Bank National Association, as syndication agents, PNC Bank National Association and KeyBank National Association, as documentation agents, and Wells Fargo Capital Finance, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners. The ABL Credit Agreement amends and restates the Credit Agreement, dated December 21, 2011 (the “Existing ABL Credit Agreement”), by and among the Company, PolyOne Canada, certain other subsidiaries of the Company party thereto, Wells Fargo Capital Finance, LLC, as administrative agent, and the various lenders and other agents party thereto.

The ABL Credit Agreement, among other things, provides for an increased revolving credit line of up to $400 million (which may be increased up to $450 million subject to the Company meeting certain requirements and obtaining commitments for such increase) (the “Revolving Credit Facility”), subject to the borrowing base limitations. $50 million of the Revolving Credit Facility is available for letters of credit and swing line loans. The Revolving Credit Facility includes a revolving loan subfacility provided to PolyOne Canada in Canadian dollars or U.S. dollars up to the U.S. dollar equivalent of $50 million, subject to the borrowing base limitations. The ABL Credit Agreement also extends the maturity date of the borrowings under the Existing ABL Credit Agreement to March 1, 2018.

The obligations of the Company and certain of its U.S. subsidiaries under the ABL Credit Agreement are guaranteed by certain of PolyOne’s U.S. subsidiaries and are secured by substantially all of the existing and future personal property of the Company and certain of its U.S. subsidiaries (excluding certain exceptions, including, without limitation, equipment), a 100% pledge of the voting capital stock of the Company’s U.S. subsidiaries, and a 65% pledge of the voting capital stock of the Company’s direct foreign subsidiaries (in each case, subject to certain exceptions).

The interest rates per annum applicable to loans under the Revolving Credit Facility will be, at the Company’s option, equal to either (i) a base rate or (ii) a LIBOR or CDOR rate, as applicable, for one-, two- or three-month interest periods chosen by the Company, in each case plus an applicable margin percentage. The applicable margin percentage depends upon the excess availability under the Revolving Credit Facility. When excess availability is at its highest, the applicable margin is (i) 0.50% per annum in the case of base rate advances, (ii) 1.50% per annum in the case of LIBOR rate advances, and (iii) 0.75% per annum in the case of CDOR rate advances.

The ABL Credit Agreement contains customary representations and warranties and restrictive covenants. In addition, the Company will be subject to a limit on the ratio of the amount of the Company’s consolidated EBITDA (less capital expenditures) to the Company’s fixed charge expenses if certain excess availability thresholds are not satisfied.

The ABL Credit Agreement also contains customary events of default. If an event of default occurs, the lenders under the ABL Credit Agreement would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.

The lenders and the agents (and each of their respective subsidiaries or affiliates) of the ABL Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its respective subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its respective subsidiaries or affiliates for such services.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 28, 2013, the Company repaid in full all amounts outstanding under and terminated its Credit Agreement, dated as of December 21, 2011 (the “Term Loan Agreement”), by and among the Company, Bank of America, N.A., as administrative agent, the lenders party thereto and the other agents party thereto with a portion of the net proceeds from the offering of the Notes. An affiliate of Bank of America, N.A. was an initial purchaser of the Notes and served as representative of the initial purchasers of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Number	Exhibit

4.1	Indenture, dated February 28, 2012, between PolyOne Corporation and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated February 28, 2013, between PolyOne Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Amended and Restated Credit Agreement, dated March 1, 2013, among the Company, PolyOne Canada and certain other subsidiaries of the Company, Wells Fargo Capital Finance, LLC, as administrative agent, Bank of America, N.A. and U.S. Bank National Association, as syndication agents, PNC Bank National Association and KeyBank National Association, as documentation agents, and Wells Fargo Capital Finance, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Name:	Lisa K. Kunkle
Title:	Vice President, General Counsel
and Secretary

Dated: March 5, 2013

INDEX TO EXHIBITS

Number	Exhibit

4.1	Indenture, dated February 28, 2012, between PolyOne Corporation and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated February 28, 2013, between PolyOne Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Amended and Restated Credit Agreement, dated March 1, 2013, among PolyOne Corporation, PolyOne Canada and certain other subsidiaries of PolyOne Corporation, Wells Fargo Capital Finance, LLC, as administrative agent, Bank of America, N.A. and U.S. Bank National Association, as syndication agents, PNC Bank National Association and KeyBank National Association, as documentation agents, and Wells Fargo Capital Finance, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners.